Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 47 to Registration Statement No. 2-82510 on Form N-1A of our report dated February 26, 2010, relating to the financial statements and financial highlights of Morgan Stanley Variable Investment Series (the “Fund”), comprised of Money Market Portfolio, Limited Duration Portfolio, Income Plus Portfolio, High Yield Portfolio, Global Infrastructure Portfolio, Income Builder Portfolio, Dividend Growth Portfolio, Global Dividend Growth Portfolio,,European Equity Portfolio, Capital Opportunities Portfolio, S&P 500 Index Portfolio, Aggressive Equity Portfolio, and Strategist Portfolio, appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2009, and to the references to us on the cover page of the Statement of Additional Information and under the captions “Financial Highlights” in the Prospectuses and “Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York

April 8, 2010